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                                                                 EXHIBIT 5.1

                     MORRISON COHEN SINGER & WEINSTEIN, LLP
                             750 Lexington Avenue
                           New York, New York 10022
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                           Telephone: (212) 735-8600
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                            Facsimile (212) 735-8708


                               October 21, 1998


Cytoclonal Pharmaceutics Inc.
9000 Harry Hines Boulevard
Dallas, Texas 75235

          Re: Registration Statement on Form S-3

Dear Sirs:

    We refer to Registration Statement on Form S-3 (the "Registration Statement") filed by you, Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission thereby registering an aggregate of 1,282,875 shares of common stock, $.01 par value per share (the "Common Stock"), of the Company consisting of: (i) 671,035 shares of Common Stock for resale by the Selling Stockholders (as defined in the Registration Statement) who purchased such shares in the Company's private placement completed in April 1998 (the "1998 Private Placement") pursuant to Section 4(2) and Regulation D promulgated under the Securities Act (the "Private Placement Shares"); (ii) 335,540 shares of Common Stock for resale by the Selling Stockholders issuable upon the exercise of Class E Warrants (the "Class E Warrants") purchased by such stockholders in the 1998 Private Placement (the "Class E Warrant Shares");
(iii) 134,199 shares of Common Stock for resale by a certain Selling Stockholder, Janssen-Meyers Associates, L.P. ("JMA"), issuable upon the exercise of the unit purchase option (the "JMA Unit Purchase Option") granted to JMA by the Company in consideration for its services as placement agent in the 1998 Private Placement (the "JMA Unit Purchase Option Shares"), (iv) 67,101 shares of Common Stock for resale by JMA issuable upon the exercise of the Class E Warrants underlying the JMA Unit Purchase Option (the "JMA Unit Purchase Option Warrant Shares"), and (v) 75,000 shares of Common Stock for resale by a certain Selling Stockholder, Synergy Group, L.P. ("Synergy"), issuable upon the exercise of a warrant (the "Synergy Warrant") issued to Synergy by the Company pursuant to a financial consulting agreement, dated August 7, 1998, between the Company and Synergy (the "Synergy Warrant Shares").

    We have examined and are familiar with originals, or copies certified or otherwise identified to our satisfaction, of such corporate records of the Company, certificates of officers of the Company


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Cytoclonal Pharmaceutics Inc.
October 21, 1998
Page 2


and of public officials and such other documents as we have deemed appropriate as a basis for the opinions expressed below.

    Based upon the foregoing, we are of the opinion that:

    1. The Private Placement Shares have been duly and validly authorized, issued, fully paid and nonassessable.

    2. The Class E Warrant Shares have been duly and validly authorized and when sold, paid for and issued upon the exercise of the Class E Warrants in accordance with the terms of the Class E Warrants, will be duly and validly issued, fully paid and nonassessable.

    3. The JMA Unit Purchase Option Shares have been duly and validly authorized and when sold, paid for and issued upon the exercise of the JMA Unit Purchase Option in accordance with the terms of the JMA Unit Purchase Option, will be duly and validly issued, fully paid and nonassessable.

    4. The JMA Unit Purchase Option Warrant Shares have been duly and validly authorized and when sold, paid for and issued upon the exercise of the Class E Warrants issuable upon the exercise of the JMA Unit Purchase Option in accordance with the Class E Warrants and JMA Unit Purchase Option, will be duly and validly issued, fully paid and nonassessable.

    5. The Synergy Warrant Shares have been duly and validly authorized and when sold, paid for and issued upon the exercise of the Synergy Warrant, will be duly and validly issued, fully paid and nonassessable.

    We hereby consent to the use of this opinion in the above-mentioned Registration Statement and to the reference to our name under the heading "Legal Matters" in the Prospectus constituting a part of the Registration Statement.


                               Very truly yours,

                               MORRISON COHEN SINGER & WEINSTEIN, LLP
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                               MORRISON COHEN SINGER & WEINSTEIN, LLP